UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): December 2, 2024

PROVECTUS BIOPHARMACEUTICALS, INC.

(Exact name of registrant as specified in charter)

Delaware	001-36457	90-0031917
(State or other jurisdiction	(Commission	(IRS Employer
of incorporation)	File Number)	Identification No.)

800 S. Gay Street, Suite 1610, Knoxville, Tennessee 37929

(Address of Principal Executive Offices) (Zip Code)

(866) 594-5999

(Registrant’s Telephone Number, Including Area Code)

N/A

(Former Name or Former Address, if Changed Since Last Report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2 below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act: None

Title of each class	Trading Symbol(s)	Name of each exchange on which registered

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.02. Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On August 1 and October 22, 2024, the Compensation Committee (the “Committee”) of the Board of Directors (the “Board”) of Provectus Biopharmaceuticals, Inc. (the “Company”) met to review, and then recommended, initial equity grants for Ed Pershing, Chief Executive Officer, Dominic Rodrigues, President, Heather Raines, Chief Financial Officer (“CFO”), and independent directors Jack Lacey, III, MD and Webster Bailey, and an equity grant for Eric Wachter, PhD, Chief Technology Officer.

On November 18, 2024, the Board met and approved the Committee’s recommendations, subject to final reviews by the Board, which were concluded on December 2, 2024. All equity grants were made in the form of stock options having an exercise price of $0.2862 and a 10-year term (the “Stock Options”). Mr. Pershing, Mr. Rodrigues, Mrs. Raines, Dr. Wachter, Dr. Lacey, and Mr. Bailey received 25,470,215; 16,146,600; 4,197,890; 2,138,548; 775,082; and 775,082 Stock Options, respectively with grant date values of $3,081,896; $1,953,739; $507,945; $258,764; $93,785 and $93,785, respectively.

Stock Options for officers will vest in three equal annual installments beginning on the grant date. A copy of the form of the common stock option agreement for officers is filed as Exhibit 10.1 to this Current Report on Form 8-K. Stock Options for independent directors will vest immediately. A copy of the form of the common stock option agreement for directors is filed as Exhibit 10.2 to this Current Report on Form 8-K.

On October 22, 2024, the Committee also reviewed and recommended an increase in the annual base salary for Mrs. Raines from $125,000 to $200,00, effective as of December 1, 2024. On November 18, 2024, the Board also approved the Committee’s recommendation, subject to final review and contract finalization by the Board, which was concluded on December 2, 2024.

On December 3, 2024, the Company and Mrs. Raines entered into this new employment agreement (the “Raines Employment Agreement”), pursuant to which Mrs. Raines will continue to serve as CFO of the Company and will perform duties and services including but not limited to leading the finance and accounting function of the Company (including but not limited to analyzing, designing, and implementing financial and other business processes and changes thereof; evaluating, selecting, and implementing financial systems; developing, implementing, and enhancing financial reporting processes; coordinating financial operations; executing quarterly and annual planning and budgeting processes; and making all necessary regulatory public company filings in a timely manner), managing all short- and long-term strategic financial objectives of the Company, and supporting the Company’s executive team with all necessary financial information and operational analytics.

The Raines Employment Agreement has potential change-in-control and termination-not-for-cause severance payments as material terms of the agreement and contains customary confidentiality, non-competition, employee non-solicitation, and indemnification provisions.

The foregoing description of the Raines Employment Agreement does not purport to be complete and is qualified in its entirety by reference to the Raines Employment Agreement, a copy of which is filed as Exhibit 10.3 to this Current Report on Form 8-K.

Item 9.01. Financial Statements and Exhibits.

(d) Exhibits.

Exhibit Number	Description

10.1	Form of Common Stock Option Agreement for Officers
10.2	Form of Common Stock Option Agreement for Independent Directors
10.3	Raines Employment Agreement, dated December 3, 2024, between the Company and Heather Raines.
104	Cover Page Interactive Data File (embedded within the Inline XBRL document

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: December 4, 2024

PROVECTUS BIOPHARMACEUTICALS, INC.

By:	/s/ Heather Raines
Heather Raines
Chief Financial Officer (Principal Financial Officer)